Exhibit 4(a)










                          SIXTH MODIFICATION AGREEMENT

SIXTH MODIFICATION AGREEMENT ("AGREEMENT") ENTERED INTO AS OF THE 28th DAY OF SEPTEMBER, 2001 BY AND BETWEEN KABLE NEWS COMPANY, INC., AN ILLINOIS CORPORATION ("BORROWER"), AMREP CORPORATION, AN OKLAHOMA CORPORATION ("PARENT"), KABLE NEWS EXPORT, LTD., A DELAWARE CORPORATION, KABLE NEWS COMPANY OF CANADA LTD., AN ONTARIO, CANADA CORPORATION, KABLE NEWS INTERNATIONAL, INC., A DELAWARE CORPORATION, KABLE FULFILLMENT SERVICES OF OHIO, INC., A DELAWARE CORPORATION, DISTRIBUNET INC., A DELAWARE CORPORATION, MAGAZINE CONNECTION INC., A DELAWARE CORPORATION (COLLECTIVELY THE "ORIGINAL SUBSIDIARIES"), MAGAZINET, L.P., A DELAWARE LIMITED PARTNERSHIP ("MAGAZINET") AND MAGAZINET MANAGEMENT, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("MANAGEMENT") (MAGAZINET AND MANAGEMENT COLLECTIVELY REFERRED TO AS THE "NEW SUBSIDIARIES" AND THE ORIGINAL SUBSIDIARIES AND NEW SUBSIDIARIES COLLECTIVELY REFERRED TO HEREIN AS "SUBSIDIARIES" AND BORROWER, PARENT AND SUBSIDIARIES COLLECTIVELY REFERRED TO HEREIN AS "BORROWING PARTIES"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO INDIVIDUALLY AND AS AGENT ("AGENT") FOR HELLER FINANCIAL, INC. ("HELLER"), FIFTH THIRD BANK, CHICAGO FORMERLY KNOWN AS OLD KENT BANK ("FIFTH THIRD"), NATIONAL CITY BANK OF MICHIGAN/ILLINOIS ("NATIONAL CITY") AND FIRST BANK ("FIRST BANK") (AGENT, HELLER, FIFTH THIRD, NATIONAL CITY AND FIRST BANK COLLECTIVELY REFERRED TO HEREIN AS "LENDERS")

                               W I T N E S S E T H

     WHEREAS, Borrower has executed that certain Loan Agreement dated September 15, 1998 as modified by that certain Modification Agreement ("First Modification") dated July 7, 1999, that certain Second Modification Agreement ("Second Modification") dated June 29, 2000, that certain Third Modification Agreement ("Third Modification") dated December 15, 2000, that certain Fourth Modification Agreement ("Fourth Modification") dated March 16, 2001 and that

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certain Fifth Modification  Agreement ("Fifth Modification") dated June 11, 2001
(the "Loan Agreement") relating to certain Loans ("Loans") made by Lenders to Borrower, to wit, a certain Forty Million and No/100 Dollar ($40,000,000.00) Secured Revolving Credit Facility, a certain One Million Two Hundred Thousand and No/100 Dollar ($1,200,000.00) Secured Term Loan and a certain One Million Five Hundred Thousand and No/100 Dollar ($1,500,000.00) Secured Term Loan; and

     WHEREAS, the Loans are evidenced by Notes (the "Notes") executed by Borrower and delivered to the Lenders; and

     WHEREAS,  in  connection  with  the  Loans,   Borrower  and  each  Original
Subsidiary have executed and delivered certain Security Agreements ("Security Agreements"); and

     WHEREAS, in connection with the Loans, Borrower has executed and delivered that certain Trademark Collateral Assignment and Security Agreement ("Trademark Assignment"); and

     WHEREAS, in connection with the Loans, Parent and each Original Subsidiary have executed and delivered those certain Guaranties ("Guaranties"); and

     WHEREAS, in connection with the Loans, Parent has executed and delivered that certain Stock Pledge Agreement ("Stock Pledge"); (the Loan Agreement, Notes, Security Agreements, Trademark Assignment, Guaranties, Stock Pledge Agreement together with the First Modification, Second Modification, Third Modification, Fourth Modification, Fifth Modification, this Agreement and the herein defined New Subsidiaries' Security Agreements and New Subsidiaries' Guaranties are collectively referred to herein as the "Loan Documents"); and

     WHEREAS, pursuant to the terms of the Second Modification Lenders consented to, among other matters, Distribunet Inc. investing in and becoming a limited partner in Senequier Holdings L.P., a Texas limited partnership ("Senequier"); and

     WHEREAS, Borrower, Distribunet Inc. and Magazine Connection Inc. are desirous of entering into that certain Termination Agreement dated September 28, 2001 (the "Termination Agreement") with both Senequier, Senequier Investment Management Inc., Mags2Go L.L.C. as well as Magazinet, Management and NewComm Corporation which among other matters will result in the redemption of all of the interest held by Distribunet (the "Distribunet Senequier Interest") as a limited partner in Senequier; and

     WHEREAS, the Borrowing Parties have requested Lenders to (i) consent to the execution of the Termination Agreement and the related documents described therein as well as (ii) release the lien held by Agent for the ratable benefit of the Lenders on the Distribunet Senequier Interest; and

     WHEREAS, Lenders have agreed to give said consent, release said lien and to modify the Loan Documents in accordance with the terms of this Agreement conditioned on the terms contained herein including but not limited to the


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

delivery to Lenders of Security Agreements executed by the New Subsidiaries (the "New Subsidiaries' Security Agreements") and Guaranties executed by the New Subsidiaries (the "New Subsidiaries' Guaranties").

     NOW, THEREFORE, in consideration of the mutual premises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         IT IS AGREED:

     1. Preambles. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Agreement shall have the respective meanings assigned to them in the Loan Documents.

     3. Modification of Loan Agreement. Borrowing Parties and Lenders hereby agree that effective (the "Effective Time") immediately following the closing under the Termination Agreement the Loan Agreement be and hereby is modified as follows:

          (a) Magazinet, L.P., a Delaware limited partnership ("Magazinet"), and
     Magazinet   Management,   L.L.C.,  a  Delaware  limited  liability  company
     ("Management") are hereby added to the definition of "Borrower Entities";

          (b) The Security Agreement of even date with this Agreement which shall be executed at the Effecive Time by Magazinet in favor of Agent for the ratable benefit of the Lenders as amended from time to time (the "Magazinet Security Agreement") and the Security Agreement of even date with this Agreement which shall be executed at the Effective Time by Management in favor of Agent for the ratable benefit of the Lenders as amended from time to time (the "Management Security Agreement") are hereby added to the definition of the "Collateral Documents";

          (c) Magazinet and Management are hereby added to the definition of "Guarantors";

          (d) The Guaranty of even date with this Agreement which shall be executed by Magazinet ("Magazinet Guaranty") and the Guaranty of even date with this Agreement which shall be executed by Management (the "Management Guaranty") at the Effective Time are hereby added to the definition of "Subsidiary Guaranties";

          (e) Magazinet and Management are hereby added to the definition of "Subsidiary Guarantors");

          (f) Section 6.21 of the Loan Agreement is hereby restated to read:

               "6.21 Business Activities. The Borrower and its Subsidiaries will not engage in any type of business except (a) the businesses in which they were engaged on April 30, 1998, including, without limitation, the distribution of paperbacks, magazines and related products; product, order and subscription processing and

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

               fulfillment; customer service; telemarketing and related services; and (b) supplying magazines and other periodicals to retail sellers. However, Borrower may become engaged in the publishing business if such business does not at any time account for greater than ten percent (10%) of Borrower's revenues on an annual basis."

     Borrowing Parties further agree that the provisions of Section 6.22 of the Loan Agreement apply with equal force and effect to Magazinet and Management and that in further consideration of Lenders executing this Agreement Borrower shall also make available and loan to Magazinet and Management portions of any Advances relating to the Revolving Loan to be used by Magazinet and Management for working capital purposes. Magazinet and Management by their execution of this Agreement hereby join in the Certificate of Acknowledgment and Pledge attached to the Loan Agreement as if they were an original signatory thereto and hereby grants a security interest in favor of Borrower in and to all presently existing and hereafter arising accounts, inventory, equipment, general intangibles, instruments, investment securities and chattel paper of Magazinet and Management and the proceeds of all of the foregoing to secure all amounts advanced and/or lent to them by Borrower pursuant to said Section 6.22. Borrower by its execution of this Agreement hereby assigns all the foregoing together with all loans made in connection therewith to Magazinet and Management to Agent for the ratable benefit of the Lenders to further secure the repayment of the Obligations.

          (g) Section 6.28 is hereby restated to read:

               "6.28 Limitations on Investments in Senequier Holdings, L.P. (the "Partnership"). Notwithstanding anything to the contrary contained in this Agreement, after September 28, 2001, Borrower and Subsidiaries of Borrower shall not make any Investments, as said term is defined in Paragraph 4 of the Second Modification Agreement dated June 29, 2000, in the Partnership."

          (h) The following additional covenant is hereby added to Article VI of the Loan Agreement.

               "6.29 Limitation of Investments in Magazinet and Management. During the period from May 1, 2001 to April 30, 2002 the sum of all "Magazinet Investments" by Borrower or any of its Subsidiaries in Magazinet and Management shall not exceed Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00). As used herein the term "Magazinet Investments" means the aggregate of all (a), capital contributions to Magazinet and Management in the form of cash or property for any purpose, (b) loans for any purpose to Magazinet and Management, (c) any guaranty of any debt of Magazinet and Management, (d) a pledge of any assets of Borrower or any of its Subsidiaries to secure any debt of Magazinet and Management, (e) cash paid or property transferred to acquire any ownership interest in or the right to acquire any ownership interest in Magazinet and Management, and (f) cash advances to Magazinet and Management to fund operating losses of Magazinet and Management. The determination of the value of any property used in calculating the amount of the Magazinet Investments shall be done by Agent in its sole discretion. Borrower further agrees that in addition to all other matters to be shown on the Compliance Certificate that there also shall be shown thereon in a form and content acceptable to Agent the amount of the outstanding Magazinet Investments."

     4. Modification of Security Agreement Executed by Magazine Connection Inc. At the Effective Time, Item G of Schedule I to the Security Agreement executed by Magazine Connection Inc. is hereby restated to read:

         "Item G  Pledged Shares

         Issuer                                               Interest

         Magazinet Management, L.L.C.,
         a Delaware limited liability company             1% membership interest

         Magazinet, L.P., a Delaware                     1% partnership interest
         limited partnership

     5. Modification of Security Agreement Executed by Distribunet Inc. At the Effective Time, Items G and H of Schedule I to the Security Agreement executed by Distribunet Inc. are hereby restated to read:

         "Item G  Pledged Partnership Interest

         Issuer                               Percentage of Partnership Interest

         Magazinet, L.P., a Delaware
         Limited partnership                                    98%

         Item H            Pledged Membership Interest

         Issuer                                               Interest

         Magazinet Management, L.L.C.,
         a Delaware limited liability company           99% membership interest"

     6. Deliveries. Agent's execution of the present Agreement on behalf of all Lenders and their agreement to the terms and conditions hereof is expressly conditioned on the delivery to Agent of the documents referred to in clauses
(a), (j), (n) and (o) of this Section 6 in a form and content acceptable to Agent and its counsel. The Borrowing Parties covenant and agree that the documents called for in the remaining clauses in this Section 6 in a form and content acceptable to Agent and its counsel will be delivered to the Agent at the Effective Time:

          (a) Duplicate counterparts of this Agreement executed by the Borrowing Parties (execution by Magazinet and Management to be at the Effective
     Time),

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

          (b) Delivery of the executed New Subsidiaries' Security Agreements,

          (c) Delivery of the executed New Subsidiaries' Guaranties,

          (d) UCC-1 Financing Statements listing Magazinet as debtor in favor of Agent for filing in Delaware,

          (e) UCC-1 Financing Statement listing Magazinet as debtor in favor of Borrower and assigned to Agent for filing in Delaware,

          (f) UCC-1 Financing Statement listing Management as debtor in favor of Agent for filing in Delaware,

          (g) UCC-1 Financing Statement listing Management as debtor in favor of Borrower and assigned to Agent for filing in Delaware,

          (h) UCC-1 Financing Statement listing Magazine Connection Inc. as debtor in favor of Agent for filing in Delaware,

          (i) UCC-1 Financing Statement listing Magazine Connection Inc. as debtor in favor of Borrower and assigned to Agent for filing in Delaware,

          (j) Certificate of Good Standing for Magazinet issued by the Delaware Secretary of State,

          (k) Certificate of Good Standing for Management issued by the Delaware Secretary of State,

          (l) Partners Certificate for Magazinet certifying as to (i) attached Partnership Agreement, (ii) authorized partners' signatures,

          (m) Members Certificate for Management certifying as to (i) attached copy of Articles of Formation, (ii) Operating Agreement,
         (iii) authorized managers' signatures,

          (n) Copy of executed Termination Agreement and all other executed documents relating thereto, and

          (o) Payments of all Costs.

     7. Release and Consent. Provided all the conditions precedent in the first sentence of Section 6 are fulfilled (i) Lenders hereby consent to the execution of the Termination Agreement and (ii) Agent shall deliver to Borrower at the closing under the Termination Agreement a release of the lien on the Distribunet Senequier Interest in such form as the Borrowing Parties may reasonably request and executed Uniform Commercial Code Amendments amending the existing UCC-1 Financing Statements to eliminate the Distribunet Senequier Interest from the described Collateral.

     8. Costs. Concurrently with the execution of this Agreement, Borrower shall pay or cause to be paid to Agent in immediately available funds all fees and expenses of Lenders relating to this Agreement and the transactions contemplated

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

herein, including, without limitations, reasonable fees and expenses of Agent's counsel (the "Costs").

     9. Other Loan Documents Modifications. All Loan Documents are hereby deemed amended and modified to provide that any and all references to any Loan Documents therein are hereby deemed to be references to said Loan Documents as modified by this Agreement.

     10. Other Documents. At Agent's request, the Borrowing Parties hereby agree to execute and deliver promptly to Agent such other documents as Agent, in its reasonable discretion, shall deem necessary or appropriate to evidence the transactions contemplated herein.

     11. Reaffirmation. The Borrowing Parties do hereby reaffirm each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby. The Borrowing Parties hereby restate and reaffirm all of the warranties and representations contained in the Loan Documents, as modified hereby, as being true and correct as of the date hereof.

     12. References. All references herein to any of the Loan Documents shall be understood to be to the Loan Documents as modified hereby. All references in any of the Loan Documents to any other one or more of the Loan Documents shall hereafter be deemed to be to such document(s) as modified hereby.

     13. No Defense, Counterclaims. Each Borrowing Party hereby represents and warrants to, and covenants with, Lenders that as of the date hereof, (a) each Borrowing Party has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Lender with respect to the Loans or any of the Loan
Documents, or any action previously taken or not taken by any Lender with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of each Borrowing Party, and (b) that the Lenders have fully performed all obligations to each Borrowing Party which it may have had or has on and of the date hereof.

     14. Release. Without limiting the generality of the foregoing, each Borrowing Party, on its own behalf and on the behalf of its representatives, partners, shareholders, subsidiaries, affiliated and related entities, successors and assigns (hereinafter collectively referred to as the "Borrowing Group" and as to the Borrowing Group, each Borrowing Party represents and warrants that it has the right, power and authority to waive, release and forever discharge on behalf of the Borrowing Group, the "Bank Group" as hereinafter defined) waives, releases and forever discharges each Lender, and their respective officers, directors, subsidiaries, affiliated and related companies or entities, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (together hereinafter referred to as the "Bank Group") from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatsoever kind or nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the

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

Bank Group by reason of any matter or thing whatsoever arising out of or in way connected to, directly, or indirectly, the Loans and/or any of the Loan Documents through the date hereof, Each Borrowing Party acknowledges and agrees that Lenders are specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants and agreements constitute a material inducement to enter into this Agreement.

     15. No Custom. This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lenders under the Loan Documents, all of which rights and remedies are expressly reserved.

     16.  Reaffirmation  of  Loan  Documents,  No  Novation.  Except  as  may be
expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, Borrowing Parties and Lenders expressly state, declare and acknowledge that this Agreement is intended only to modify each Borrowing Party's continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from any Borrowing Party to Lenders.

     17. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one Agreement.

     18. Choice of Law and Severability. This Agreement shall be governed and construed under the laws of the State of Illinois. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.









(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK AND THE SIGNATURES BEGIN ON THE NEXT PAGE.)


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          BORROWER:

                                          KABLE NEWS COMPANY, INC.,
                                          an Illinois corporation



                                          By:      /s/ Michael P. Duloc

                                          Title:            President






PARENT:

AMREP CORPORATION, an Oklahoma corporation       KABLE NEWS INTERNATIONAL, INC.,
                                                 a Delaware corporation


By:      /s/Peter M. Pizza
                                                 By:       /s/ Michael P. Duloc
Title:   Vice President
                                                 Title:        President
SUBSIDIARIES:

KABLE NEWS EXPORT, LTD., a Delaware              KABLE FULFILLMENT SERVICES OF
corporation                                      OHIO, INC., a Delaware
                                                 corporation



By:      /s/ Michael P. Duloc                    By:       /s/ Michael P. Duloc

Title:   President                               Title:     Authorized Signatory

KABLE NEWS COMPANY OF CANADA
LTD., an Ontario, Canada
Corporation
                                                 DISTRIBUNET INC., a Delaware
                                                 corporation


By:      /s/ Michael P. Duloc

Title:   President                               By:       /s/ Michael P. Duloc

                                                 Title:        President


MAGAZINET, L.P., a Delaware
limited partnership
                                                 MAGAZINE CONNECTION INC., a
By:  Magazinet Management, L.L.C., a             Delaware corporation
     Delaware limited liability company
                                                 By:       /s/ Michael P. Duloc

By:      /s/ Michael P. Duloc                    Title:        President

Name:     Michael P. Duloc

Title:   Manager




MAGAZINET MANAGEMENT, L.L.C., a
Delaware limited liability company


By:      /s/ Michael P. Duloc

Name:     Michael P. Duloc

Title:   Manager





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


LENDERS:



AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Agent for all Lenders and as a Lender



By:      /s/ Susan B. Kruesi

Title:   First Vice President



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